                                                                    Exhibit 1.1



                                7,000,000 Shares

                                  Common Stock
                                ($0.01 Par Value)

                             UNDERWRITING AGREEMENT

                                February 18, 2005

                             UNDERWRITING AGREEMENT

                                                               February 18, 2005

UBS Securities LLC
J.P. Morgan Securities Inc.
Jefferies & Company, Inc.
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171
Ladies and Gentlemen:

            Neose Technologies, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "UNDERWRITERS"), for whom you are acting as representative, an aggregate of 7,000,000 shares (the "FIRM SHARES") of Common Stock, $0.01 par value (the "COMMON STOCK"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,050,000 shares of Common Stock (the "ADDITIONAL SHARES"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "SHARES." The Shares are described in the Prospectus which is referred to below.

            The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "SECURITIES ACT"), with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-121112) under the Securities Act (the "REGISTRATION STATEMENT"). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission. Such registration statement, as so amended, has been declared by the Commission to be effective under the Securities Act. The Company has filed with the Commission a Prepricing Prospectus (as defined and referred to below) pursuant to Rule 424(b) under the Securities Act, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved by, the Underwriters. The Company will next file with the Commission pursuant to Rule 424(b) under the Securities Act a Prospectus (as defined and referred to below), describing the Shares and the offering thereof, in such form as will be provided to or discussed with, and approved by, the Underwriters.

            The term "REGISTRATION STATEMENT" as used in this Agreement means the registration statement, as amended at the time it became effective and as it may be subsequently supplemented or amended, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Securities Act (an "ABBREVIATED

REGISTRATION STATEMENT"), the term "REGISTRATION STATEMENT" includes the Abbreviated Registration Statement. The term "BASIC PROSPECTUS" as used in this Agreement means the basic prospectus dated as of January 10, 2005 and filed with the Commission pursuant to Rule 424(b) for use in connection with the offer and/or sale of Shares pursuant to this Agreement. The term "PREPRICING PROSPECTUS" as used in this Agreement means any form of preliminary prospectus used in connection with the marketing of the Shares, including the preliminary prospectus supplement dated as of February 7, 2005 and filed with the Commission on February 7, 2005 pursuant to Rule 424 under the Securities Act and any basic prospectus (whether or not in preliminary form) used with any such preliminary prospectus supplement in connection with the marketing of the Shares, in each case as any of the foregoing may be amended or supplemented by the Company. The term "PROSPECTUS SUPPLEMENT" as used in this Agreement means any final prospectus supplement specifically relating to the Shares, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act. The term "PROSPECTUS" as used in this Agreement means the Basic Prospectus together with and as supplemented by the Prospectus Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include (i) the documents incorporated by reference therein pursuant to Form S-3 (the "INCORPORATED DOCUMENTS") and (ii) the copy of the Registration Statement, the Basic Prospectus, the Prepricing Prospectus, the Prospectus Supplement, the Prospectus or the Incorporated Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "EXCHANGE ACT") after the effective date of the Registration Statement, or the date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

            The Company and the Underwriters agree as follows:

            1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $3.76 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the execution of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial offering of the Shares to the public by the Underwriters to such extent as you may determine.

            In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by UBS Securities LLC ("UBS") on behalf of the several Underwriters, at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "ADDITIONAL TIME OF PURCHASE"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

            2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 24, 2005 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called "THE TIME OF PURCHASE." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

            Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

            Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

            3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) the Registration Statement has been declared effective under the Securities Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prepricing Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission; each Prepricing Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Securities Act and the last Prepricing Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Securities Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Securities Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Prepricing Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Prepricing Prospectus, the Registration Statement or the Prospectus; the documents incorporated by reference in the Prepricing Prospectus, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prepricing Prospectus and the Prospectus;

            (b) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement, the Prospectus and the Prepricing Prospectus and as now being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where failure to be so qualified, individually or in the aggregate, would not have a material adverse effect on the business, properties, prospects, financial condition or results of operations of the Company (a "MATERIAL ADVERSE EFFECT"). The Company has no subsidiaries and has never had any operating subsidiaries;

            (c) the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights (except those that have been waived by the holder thereof) and will conform to the description thereof contained in the Registration Statement, the Prospectus and the Prepricing Prospectus;

            (d) the authorized, issued and outstanding capital stock of the Company at September 30, 2004 is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" and upon consummation of the sale of the Firm Shares would have been at September 30, 2004 as set forth in the Prospectus in the column entitled "As Adjusted" under the caption "Capitalization"; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Registration Statement, the Prospectus and the Prepricing Prospectus and, except as set forth in the Registration Statement, the Prospectus and the Prepricing Prospectus and except for options granted under any of the Company's stock option plans described therein, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or ownership interests in, the Company are outstanding;

            (e) the Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein and this Agreement has been duly authorized and validly executed and delivered by the Company;

            (f) none of the execution and delivery of this Agreement, the issuance and sale of the Shares by the Company hereunder, the fulfillment of the terms of this Agreement or the consummation of the transactions contemplated herein, will (i) violate any law, rule, regulation, judgment, injunction, decree, determination, award or order of any court or governmental agency or instrumentality, domestic or foreign, or (ii) conflict with or result in any breach of any of the terms of or constitute a default (with or without the giving of notice or the passage of time or otherwise) under, or result in the termination of or the creation or imposition of any mortgage, lien, security interest or other charge or encumbrance of any nature under the terms of: (A) any contract or agreement to which the Company is a party or by which the Company or any of the assets and properties of the Company is bound, other than any such conflict, breach or default which, individually or in the aggregate, would not have a Material Adverse Effect; or (B) the Company's Third Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") or the Company's Second Amended and Restated Bylaws (the "BYLAWS"). None of the execution and delivery of this Agreement, the issuance and sale of the Shares by the Company hereunder, the fulfillment of the terms of this Agreement or the consummation of the transactions contemplated herein requires any consent, approval, order or authorization of, or registration or filing with, or the giving of notice to, any governmental or public body or authority or any other person, except for such notices, consents or approvals which have previously been given or obtained or which will be given or obtained on or before the time of purchase and notices and filings that may be required under applicable state securities and blue sky laws;

            (g) there is no franchise, legal or governmental proceeding, affiliate transaction, off-balance sheet transaction, license, contract, lease, instrument or other document of a character required by the Securities Act to be described in the Registration Statement, the Prospectus and the Prepricing Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and all statements summarizing any such franchises, legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, licenses, contracts, leases, instruments or other documents contained in the Registration Statement are accurate and complete in all material respects;

            (h) all existing minute books of the Company, including all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Corporate Governance Committees) and stockholders of the Company through the date of the latest meeting and action (collectively, the "CORPORATE RECORDS"), have been made available to the Underwriters and counsel for the Underwriters. All such Corporate Records are complete and all approved minutes accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions that have been consummated by the Company that are not properly approved and/or recorded in the Corporate Records;

            (i) except as set forth in the Registration Statement, the Prospectus and the Prepricing Prospectus, (i) no person or entity has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person or entity has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person or entity has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, and the Company is not required under the terms and conditions of any existing agreement to which the Company is a party or otherwise bound to file any registration statement for the registration of any securities of any person or register any such securities pursuant to any other registration statement filed by the Company under the Securities Act for a period of at least 180 days after the date hereof;

            (j) the financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Preliminary Propsectus, together with the related notes and schedules, present fairly in all material respects the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not material) and have been prepared in compliance with the requirements of the Securities Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited statements, to the extent they may not include footnotes); the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Prospectus and the Prepricing Prospectus that are not included as required; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Prospectus and the Prepricing Prospectus;

            (k) except as set forth in the Registration Statement, the Prospectus and the Prepricing Prospectus, there is no material legal or governmental action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company or any of its directors or officers is a party or of which the business or property of the Company is subject at law or in equity, before or by any federal, state, local or foreign court or governmental or regulatory commission, board, body, authority or agency. There are no requests for confidential treatment of information currently pending before the Commission. There is no investigation, inquiry or proceeding by the Commission or any other federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency of or against the Company currently pending, and, to the Company's knowledge, no such investigation, inquiry or proceeding has been threatened;

            (l) except as set forth in Schedule 3(l), the Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record and the properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses; to the Company's knowledge, any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company; the Company owns or leases all such properties as are necessary to its business or operations as now conducted;

            (m) the Company is not (i) in violation of its Certificate of Incorporation, Bylaws or other organizational documents, (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would have a Material Adverse Effect, or (iii) in default (and there exists no condition which, with or without the passage of time or giving of notice or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which, individually or in the aggregate, would have a Material Adverse Effect;

            (n) the Company has not engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company's knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company, and
      (ii) to the Company's knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company;

            (o) the Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of ERISA and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No "prohibited transaction" (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")) has occurred with respect to any employee benefit plan which, individually or in the aggregate, would have a Material Adverse Effect. The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred whether by action or by failure to act, which could cause the loss of such qualification;

            (p) the Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the business in which it is engaged; to the Company's knowledge, all policies of insurance and fidelity or surety bonds insuring the Company and its business, assets, employees, officers and directors are in full force and effect; to the Company's knowledge, the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; since January 1, 2000, the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at the then prevailing rates;

            (q) the Company has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, orders, permits and other authorizations required to be issued by, the appropriate federal, state or foreign regulatory authorities in order for the Company to conduct its business (collectively, "PERMITS"), except for such Permits which the failure to obtain, individually or in the aggregate, would not have a Material Adverse Effect, and is in compliance in all material respects with the terms and conditions of all such Permits; all of such Permits held by the Company are valid and in full force and effect; there is no pending or, to the knowledge of the Company, threatened action, suit, claim or proceeding which may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and the Company has not received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Prospectus and the Prepricing Prospectus.

            (r) KPMG LLP, who have certified certain financial statements of the Company and delivered its report with respect to the audited financial statements and schedules included in the Prospectus, the Prepricing Prospectus and the Registration Statement, or incorporated by reference therein, are independent registered public accountants with respect to the Company within the meaning of the Securities Act;

            (s) the Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest that were payable pursuant to said returns or any assessments with respect thereto;

            (t) the Company maintains a system of internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability of assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (u) neither the Company nor any of its officers or directors, or, to the Company's knowledge, any of their affiliates (as such term is defined in Rule 405 under the Securities Act), has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock;

            (v) except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company is in compliance with all applicable Environmental Laws (as defined below), (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits, authorizations and approvals and (iii) there are no past, present or, to the Company's knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to interfere with or prevent compliance by the Company with Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) is not the subject of any investigation, (ii) has not received any notice or claim, (iii) is not a party to or affected by any pending or threatened action, suit or proceeding, (iv) except as set forth in
      Schedule 3(1), is not bound by any judgment, decree or order, (v) has arranged for the disposal of any Hazardous Material (as defined below) at, or transported any Hazardous Material to, any site for which the Company is or may be liable, (vi) is not bound by any lien, nor is any lien reasonably expected to be recorded on the property, (vii) does not own or lease any property that contains or includes any asbestos, polychlorinated biphenyls, or any underground storage tanks, piping, or sumps (or other underground structures which contain Hazardous Materials, or (viii) has not entered into any agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as used herein, "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including, but not limited to, those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "HAZARDOUS MATERIALS" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes, asbestos, mold or fungi) that is regulated by or may give rise to liability under any Environmental Law); the Company has provided you copies of all environmental studies, investigations, reports or assessments concerning the Company, or any currently or previously owned or leased properties within its possession or control;

            (w) the Company has ownership or license or legal rights to use all inventions, patent applications, patents, copyrights, trade secrets, trademarks (both registered and unregistered), customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights described in the Registration Statement, the Prospectus and the Prepricing Prospectus as being owned or licensed by it or used in the business of the Company and material to the Company (collectively, "INTELLECTUAL PROPERTY") other than Intellectual Property generally available on commercial terms from other sources. All of such patents, registered trademarks and registered copyrights owned by the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such other jurisdictions, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect. All material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are, to the knowledge of the Company, in full force and effect and there is no default by the Company thereto that, individually or in the aggregate, would have a Material Adverse Effect. The Company believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of or rights to all material Intellectual Property. To the knowledge of the Company, the present business, activities and products of the Company do not infringe any intellectual property of any other person, except where such infringement, individually or in the aggregate, would not have a Material Adverse Effect. Except as described in the Prepricing Prospectus, the Prospectus and the Registration Statement, no proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. To the Company's knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company or third party licensees of the Company's Intellectual Property. To the Company's knowledge, there is no infringement by third parties of any Intellectual Property, there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property or the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim. There is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect. There is no prior act by the Company or, to the Company's knowledge, any third party that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office. Neither the Company nor, to the knowledge of the Company, any of its employees has any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons other than such agreements that would not materially restrict the Company from conducting its business as currently conducted.

            (x) the Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The NASDAQ National Market (the "NASDAQ STOCK MARKET"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Stock Market. The Shares are duly listed and admitted and authorized for trading, subject to official notice of issuance, on the NASDAQ Stock Market;

            (y) since becoming subject to the periodic reporting requirements of the Exchange Act, the Company has made all required filings pursuant to the rules and regulations promulgated thereunder, and all such filings, as may have been amended, complied in all material respects with the Exchange Act and such rules and regulations promulgated thereunder as of the date filed with the Commission. There is, to the best of the Company's knowledge, no fact, other than general biotechnology information or other information which is in the public domain and not specific to the Company or its business, which materially and adversely affects the business, prospects, condition, affairs or operations of the Company or any of its properties or assets which has not been disclosed orally to the Underwriters or in the Registration Statement, the Prospectus and the Prepricing Prospectus;

            (z) except as disclosed in the Registration Statement, the Prospectus or the Prepricing Prospectus, the Company is not indebted, either directly or indirectly, to any present or former stockholder, officer or director, or to any of their respective spouses or children or any of their respective Affiliates (as such term is defined in Rule 405 under the Securities Act), in any amount whatsoever, including, without limitation, any amounts due under any deferred compensation plan, other than for payment of consulting fees or salaries (but not deferred fees or salaries) for services rendered, employee benefits and reasonable expenses incurred on the Company's behalf. Except as disclosed in the Registration Statement, the Prospectus and the Prepricing Prospectus, no present or former officer, director or stockholder of the Company (nor any person in the immediate family of any such officer, director or stockholder) nor any of their respective Affiliates is indebted to the Company or has any material direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a material business relationship or which competes with the Company. The Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002. Except as disclosed in the Registration Statement, the Prospectus and the Prepricing Prospectus, to the Company's knowledge, no officer, director or holder of any of its capital stock or any member of their immediate families or any of their respective Affiliates, is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any person, firm or corporation. To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the Prospectus and the Prepricing Prospectus;

            (aa) except as required by this Agreement and as described in the Registration Statement, the Prospectus and the Prepricing Prospectus, there are no agreements or arrangements between the Company and any of the Company's stockholders, or to the Company's knowledge, between or among any of the Company's stockholders, which grant special rights with respect to any shares of the Company's capital stock or which in any way affect any stockholder's ability or right freely to alienate or vote such shares;

            (bb) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

            (cc) except as disclosed in the Registration Statement, the Prospectus and the Prepricing Prospectus (excluding, for purposes of this paragraph, any exhibits thereto), since September 30, 2004 there has not been (i) any change, or any development involving a prospective change in the Company's business, that would have a Material Adverse Effect, (ii) any transaction which is material to the Company (other than loans for equipment financing that do not exceed $1,450,000 in the aggregate), (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company
      (iv) any change in the capital stock (except for any changes related to the granting or exercise of stock options, stock option modifications that are not material, amortization of deferred compensation and purchases under the Company's employee stock purchase plan, in each case in the ordinary course consistent with past practice) or outstanding indebtedness (other than loans for equipment financing that do not exceed $1,450,000 in the aggregate and payments under existing loans) of the Company; (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (vi) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which has had a Material Adverse Effect;

            (dd) the Company has obtained for the benefit of the Underwriters the agreement (a "LOCK-UP AGREEMENT"), in the form set forth as Exhibit A hereto, of each of its executive officers and substantially all of its directors;

            (ee) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company's knowledge, any other party to any such contract or agreement;

            (ff) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within the Company and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

            (gg) any statistical and market-related data included in the Registration Statement, the Prospectus and the Prepricing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

            (hh) neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Prospectus and the Prepricing Prospectus;

            (ii) the Company and the officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

            (jj) the pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company that are described in the Registration Statement, Prospectus or Prepricing Prospectus or the results of which are referred to in the Registration Statement, Prospectus or Prepricing Prospectus were and, if still pending, are being conducted in all material respects in accordance with all foreign, federal, state or local statutes, laws, rules and regulations, as applicable. The descriptions in the Registration Statement, Prospectus and Prepricing Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus;

            (kk) the Company has not failed to file with the applicable regulatory authorities (including, without limitation, the Food and Drug Administration ("FDA") or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any material required filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed and, except as referred to or described in the Prospectus or the Prepricing Prospectus, no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions; and

            (ll) no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

            In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company as to the matters covered thereby, to each Underwriter.

            4. Certain Covenants of the Company. The Company hereby agrees:

            (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (b) to make available to the Underwriters in New York City, as soon as practicable after the execution of this Agreement, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the execution of this Agreement) as the Underwriters may request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

            (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing,
      (i) when the Registration Statement and any such post-effective amendment thereto has and (ii) if Rule 430A under the Securities
      Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner under such Rule);

            (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

            (e) subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

            (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Securities Act;

            (g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

            (h) to make generally available to its security holders an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act) as soon as is reasonably practicable and consistent with past practices after the termination of such period;

            (i) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet, a statement of operations, a statement of stockholders' equity and comprehensive loss, and a statement of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of an independent public accountant registered with the Public Company Accounting Oversight Board);

            (j) to furnish to you four copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph that are filed and publicly accessible via the EDGAR database;

            (k) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of two years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph that are filed and publicly accessible via the EDGAR database;

            (l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly financial statements, if any, of the Company which have been read by the Company's independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

            (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

            (n) to pay all costs, expenses, fees and taxes in connection with
      (i) the preparation and filing of the Registration Statement, each Prepricing Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment),
      (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including up to $10,000 for the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ Stock Market and any registration thereof under the Exchange Act,
      (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company's other obligations hereunder;

            (o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the "LOCK-UP PERIOD"), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus and (iv) the issuance of options to directors of the Company in connection with the Company's annual meeting consistent with past practices; provided, however, that if (x) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-up Period and ends on the last day of the Lock-up Period, the Company issues a earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions set forth in this Section 4(o) shall continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

            (p) to use its best efforts to cause the Common Stock to be listed for quotation on the NASDAQ Stock Market; and

            (q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

         5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

         6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Pepper Hamilton LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Willkie Farr & Gallagher LLP, counsel for the Underwriters, stating that:

            (i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in the Commonwealth of Pennsylvania and the State of California and has all corporate authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Prospectus and the Prospectus Supplement;

            (ii) the Company has the authorized capitalization as set forth in the Prospectus, and the Shares, when issued and delivered to and paid for by the Underwriters as contemplated by this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable, and the capital stock of the Company will conform to the description thereof contained in the Prospectus;

            (iii) the Shares have been issued in compliance with Section 5 of the Securities Act;

            (iv) other than such rights as have been waived by the holders thereof, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's Certificate of Incorporation or Bylaws or any agreement or other instrument known to such counsel; the form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, any applicable requirements of the Company's Certificate of Incorporation and Bylaws and the requirements of the NASDAQ Stock Market; and the holders of the Shares will not be subject to personal liability by reason of being such holders;

            (v) all documents related to the offering of the Shares have been duly authorized, executed and delivered by the Company;

            (vi) the execution, delivery and performance of the documents related to the offering of the Shares by the Company and the consummation by the Company of the transactions contemplated thereby will not result in any violation of (A) the provisions of the Certificate of Incorporation or Bylaws of the Company, (B) to knowledge of such counsel, any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, or (C) to knowledge of such counsel, any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected that is included as an exhibit to the Registration Statement or to any report incorporated by reference in the Registration Statement;

            (vii) the Registration Statement was declared effective under the Securities Act as of January 10, 2005, the Prepricing Prospectus was filed with the Commission pursuant to subparagraph (5) of Rule 424(b) under the Securities Act on February 7, 2005 and the Prospectus was filed with the Commission pursuant to subparagraph (5) of Rule 424(b) under the Securities Act on February 18, 2005 and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission;

            (viii) except for the registration of the Shares or other filings under the Securities Act, the listing of the Shares by the NASDAQ Stock Market, and such filings, consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Shares, no consent, approval, authorization or order of, or filing or registration with, any court, governmental agency or governmental body is required for the execution, delivery and performance of the documents related to the offering of the Shares by the Company and the consummation by the Company of the transactions contemplated thereby;

            (ix) to the knowledge of such counsel, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, the completion of the offering of the Shares or otherwise;

            (x) such counsel has reviewed (A) the statements in the Prospectus (other than the financial statements and related schedules and other financial and statistical data derived from such financial statements contained in the Prepricing Prospectus or Prospectus, as applicable, as to which such counsel expresses no opinion) under the headings "Risk factors" (which are specifically listed on a schedule to such counsel's opinion), "Plan of distribution" and "Description of capital stock," (B) the statements in Item 15 of Part II of the Registration Statement and (C) the statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 under Item 1, "Business" and under Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting the Company's Prospects" which are specifically listed on a schedule to such counsel's opinion, and such statements, to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects;

            (xi) such counsel has reviewed the statements in the Registration Statement, Prepricing Prospectus and Prospectus that are descriptions of contracts, agreements or other legal documents that are included as an exhibit to the Registration Statement or to any report incorporated by reference in the Registration Statement and such statements fairly summarize the matters described therein in all material respects;

            (xii) to the knowledge of such counsel and other than as set forth in the Prepricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or asset of the Company is the subject which, singularly or in the aggregate, if determined adversely to the Company, would prevent or adversely affect the ability of the Company to perform its obligations under the documents related to the offering of the Shares; and, to the knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (xiii) the Registration Statement, the Prepricing Prospectus and the Prospectus (except as to the financial statements and schedules and other financial and statistical data derived from such financial statements and contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act, the conditions to the use of Form S-3 have been satisfied, and the documents incorporated by reference in the Registration Statement, the Prepricing Prospectus and the Prospectus (except as to the financial statements and schedules and other financial and statistical data derived from such financial statements and contained therein, as to which such counsel need express no opinion), at the time they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be; and

            (xiv) the Company is not and, immediately after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

      In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs
(ii), (x) and (xi) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or any such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data derived from such financial statements included in the Registration Statement or the Prospectus).

            (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Morgan, Lewis & Bockius LLP, special counsel to the Company with respect to patents and proprietary rights, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Willkie Farr & Gallagher LLP, counsel for the Underwriters, stating that:

                  (i) to such counsel's knowledge, the statements in the
            Registration Statement, the Basic Prospectus (under the captions "Who We Are" and "Risks Related to Intellectual Property") and the Prospectus Supplement (under the captions "Prospectus Supplement Summary" and "Risks Related to Intellectual Property") (collectively, the "IP PORTIONS"), as they relate to the United States Patents (the "PATENTS") and United States Patent Applications (the "APPLICATIONS") for which such counsel is responsible (which Patents and Applications are listed on the Company's docket, dated January 26, 2005, reviewed by counsel to the Underwriters and maintained in Morgan, Lewis & Bockius LLP's files), in so far as such statements constitute matters of law or summaries of legal matters or proceedings relating to the Patents and the Applications, are complete and accurate in all material aspects and present fairly the information purported to be shown;

                  (ii) to such counsel's knowledge, no material action, suit, claim or proceeding relating to the Patents or the Applications, owned by or affecting the business or operations of the Company, are pending or threatened against the Company;

                  (iii) nothing in such counsel's files leads such counsel to believe that the Company is not the Assignee, Co-Assignee or Licensor of the Patents and Applications. To such counsel's knowledge, there are no claims of third parties, other than those of a Co-Assignee or Licensor, to any ownership interest with respect to any of the Patents or Applications. Such counsel is not aware of any material defect in form in the preparation or filing of the Applications on behalf of the Company. To such counsel's knowledge, the Company owns as its sole property, or joint property with a Co-Assignee, the Patents and the Applications. To such counsel's knowledge, the Applications are being pursued by the Company;

                  (iv) to such counsel's knowledge, the Company licenses or owns as its sole property, or joint property with a Co-Proprietor, the foreign patents listed on the Company's docket, dated January 26, 2005, for which such counsel is responsible (the "FOREIGN PATENTS"), and each of the foreign patent applications listed on this docket for which such counsel is responsible (the "FOREIGN APPLICATIONS"). A copy of this docket was reviewed by counsel to the Underwriters and is maintained in Morgan, Lewis & Bockius LLP's files. To such counsel's knowledge, there are no claims of third parties, other than those of a Co-Proprietor or Licensor, to any ownership interest with respect to the Foreign Patents or Foreign Applications. Such counsel is not aware of any material defect of form in the preparation or filing of the Foreign Applications on behalf of the Company. To such counsel's knowledge, the Foreign Applications are being pursued by the Company;

                  (v) such counsel knows of no reason why the Patents or Foreign
            Patents are not valid as issued. Such counsel does not have knowledge of any reason why any patent to be issued as a result of any Application or Foreign Application would not be valid or would not afford the Company useful patent protection with respect thereto. With regard to the Patents that have matured out of the Applications filed in the United States Patent and Trademark Office by such counsel, such counsel is unaware of any reason why the Patents would be found unenforceable due to their being obtained through inequitable conduct on the part of such counsel, the Company, or its employees. Moreover, with regard to Applications filed in the United States Patent and Trademark Office by such counsel, such counsel is unaware of any reason why a patent that may mature from any of such Applications would be found unenforceable due to its being obtained through inequitable conduct on the part of such counsel, the Company, or its employees; and

                  (vi) such counsel knows of no reason why the preclinical drug development activities of the Company, as set forth in the Prepricing Prospectus and the Prospectus, are not reasonably related to the development of data for submission to the FDA, and are not of a character to fall within the "Safe Harbor Provision" of 35 U.S.C.
            Section 271(e)(1).

            In addition, such counsel shall state that such counsel has reviewed the Registration Statement and those portions of the Basic Prospectus under the captions "Who We Are" and "Risks Related to Intellectual Property" and those portions of the Prospectus

Supplement under the captions "Prospectus Supplement Summary" and "Risks Related to Intellectual Property," and although such counsel did not participate in the preparation of the Registration Statement, the Prepricing Prospectus or the Prospectus or in any conferences with officers or other representatives of the Company or with the Underwriters or their counsel relating thereto and such counsel has not independently verified, and accordingly is not confirming and assumes no responsibility for the accuracy, completeness or fairness of any statements contained in the Registration Statement or the Prospectus, except to the extent otherwise stated in such opinion, nevertheless, in the course of such counsel's work in the preparation of its opinion, nothing has come to such counsel's attention which leads such counsel to believe that (i) the IP Portions of the Registration Statement or any amendments thereto, at the time the Registration Statement or any such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the IP Portions of the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) You shall have received from the Company certificates of the Company's Chief Financial Officer dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, in the form attached hereto as Exhibit B.

            (d) You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

            (e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Willkie Farr & Gallagher LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraphs (ii) (with respect to the Shares only), (v), (vii) and (xiii) and the last subparagraph of paragraph (a) of this Section 6.

            (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you objected in writing.

            (g) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M. New York City time, no later than the second full business day after the date of this Agreement.

            (h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company shall occur or become known.

            (j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit C hereto.

            (k) You shall have received signed Lock-up Agreements referred to in
      Section 3(dd) hereof.

            (l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

            (m) The Shares shall have been approved for listing on the NASDAQ Stock Market, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

            7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

            The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company, which would, in UBS' judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market; (ii) a suspension or material limitation in trading in the Company's securities listed for quotation on the NASDAQ Stock Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or
(v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS' judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Securities Act.

            If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

            If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n) and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 7 hereof) or to one another hereunder.

         8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to
Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

            Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

            If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

            The term "UNDERWRITER" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

            If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            9. Indemnity and Contribution.

            (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Prepricing Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in
      Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares; provided, however, that, solely with regard to clause (i), the foregoing indemnity agreement with respect to any Prospectus or Prepricing Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages, expenses or liabilities purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) were timely delivered to such Underwriter and a copy of such Prospectus was not given or sent to such person, if such Prospectus was required by law to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, expenses or liabilities.

            If any action, suit or proceeding (each, a "PROCEEDING") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise, except to the extent the Company shall not have otherwise learned of such Proceeding and such failure results in the forfeiture by the Company of material rights or defenses. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

            (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

            If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise, except to the extent such Underwriter shall not have otherwise learned of such Proceeding and such failure results in the forfeiture by such Underwriter of material rights or defenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such

Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

            (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
      Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

            (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection
      (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

            (e) The indemnity and contribution agreements contained in this
      Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

      10. Information Furnished by the Underwriters. The statements set forth in the second and third sentences of the first paragraph and the penultimate and last paragraphs under the caption "Underwriting" in the Prospectus, the statements set forth in the first paragraph under the caption "Underwriting - Commissions and Discounts" in the Prospectus and the statements set forth under the caption "Underwriting - Price Stabilization, Short Positions, Passive Market Making" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

      11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Neose Technologies, Inc., 102 Witmer Road, Horsham, P.A. 19044, Attention: General Counsel.

      12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("CLAIM"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

      14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

      15. Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts (including facsimile signature) each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

      16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

      17. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

            If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

                                            Very truly yours,

                                            NEOSE TECHNOLOGIES, INC.

                                            By: /s/ A. Brian Davis
                                                ---------------------------
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

Accepted and agreed to as of the
date first above written, on
behalf of itself
and the other several Underwriters
named in Schedule A

UBS SECURITIES LLC

By: UBS SECURITIES LLC

By: /s/ M. Robert DiGia
    --------------------------
    Title: Managing Director

By: /s/ David Lessen
    --------------------------
    Title: Executive Director

                                   SCHEDULE A

                                                Number of
Underwriter                                     Firm Shares
-----------                                     -----------
UBS SECURITIES LLC                               3,150,000
J.P. MORGAN SECURITIES INC.                      2,450,000
JEFFERIES & COMPANY, INC.                        1,400,000
                                                -----------
  Total...................                       7,000,000
                                                ===========

                                  SCHEDULE 3(l)

        Security Interests, Mortgages, Pledges, Liens, Charges and Encumbrances

- Certain equipment is subject to a lien in favor of General Electric Capital Corporation pursuant to a Master Security Agreement dated December 19, 2002 between General Electric Capital Corporation and Neose Technologies, Inc.

- All assets are subject to a lien in favor of Brown Brothers Harriman & Co. pursuant to the Credit Agreement dated January 30, 2004 between Brown Brothers Harriman & Co. and Neose Technologies, Inc.

- All assets are subject to a lien in favor of Brown Brothers Harriman & Co. pursuant to the Financing Agreement between Montgomery County Industrial Development Authority, Neose Technologies, Inc. and Brown Brothers Harriman & Co. dated February 23, 2004.

- The real property at 102 Witmer Road, Horsham, Pennsylvania is subject to a mortgage interest in favor of Brown Brothers Harriman & Co. pursuant to the Credit Agreement dated January 30, 2004 between Brown Brothers Harriman & Co. and Neose Technologies, Inc.

- The real property at 102 Witmer Road, Horsham, Pennsylvania is subject to a mortgage interest in favor of Brown Brothers Harriman & Co. pursuant to the Financing Agreement between Montgomery County Industrial Development Authority, Neose Technologies, Inc. and Brown Brothers Harriman & Co. dated February 23, 2004.

- The property at 102 Witmer Road, Horsham, Pennsylvania is subject to a restrictive use covenant pursuant to the Declaration of Use Restriction Covenant dated December 11, 2001 by Neose Technologies, Inc.

- Certain equipment is subject to a lien in favor of Hewlett Packard Financial Services pursuant to a Business Lease Agreement dated November 16, 2002 between Hewlett Packard Financial Services and Neose Technologies, Inc.

- Certain equipment is subject to a lien in favor of VAResources pursuant to a Master Lease Agreement # 150120 dated April 1, 2003 between VAResources and Neose Technologies, Inc.

- Certain equipment is subject to a lien in favor of Thermo Lab Systems pursuant to a Lease Agreement dated May 27, 2003 between Thermo Lab Systems and Neose Technologies, Inc.

- Certain equipment is subject to a lien in favor of Vendor Lease Management Group pursuant to a Rental Agreement dated June 11, 2003 between Vendor Lease Management Group and Neose Technologies, Inc.

- Certain equipment is subject to a lien in favor of DeLage Landen Financial Services pursuant to a Master Lease Agreement dated May 7, 2003 between DeLage Landen Financial Services and Neose Technologies, Inc.

- Certain equipment is subject to a lien in favor of Thermo Electron Financial Services pursuant to a Lease Agreement dated December 29, 2003 between Thermo Electron Financial Services and Neose Technologies, Inc.

                                    EXHIBIT A

                            Neose Technologies, Inc.

                                  Common Stock

                                ($0.01 Par Value)

                                                                          [Date]

UBS Securities LLC
As Representative of the several Underwriters

c/o UBS Securities LLC
    299 Park Avenue
    New York, New York 10171

Ladies and Gentlemen:

            This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "UNDERWRITING AGREEMENT") to be entered into by Neose Technologies, Inc. (the "COMPANY") and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "OFFERING") of Common Stock, par value $0.01 per share, of the Company (the "COMMON STOCK").

            In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus supplement relating to the Offering (the "LOCK-UP PERIOD") the undersigned will not, without the prior written consent of UBS Securities LLC,
(i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "COMMISSION") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or
(iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and, if such recipient was already a party to a Lock-Up Letter Agreement in connection with this Offering, such recipient confirms that he, she or it has been in compliance with the terms of such Lock-Up Letter Agreement or (c) dispositions to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust, partnership, limited liability company or other entity agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and, if such recipient was already a party to a Lock-Up Letter Agreement in connection with this Offering, such recipient confirms that it has been in compliance with the terms of such Lock-Up Letter Agreement.

            If (a) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the Lock-up Period and ends on the last day of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or
(b) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

            In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

            If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or
(iii) for any reason the Underwriting Agreement shall be terminated prior to the "time of purchase" (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

                                          Yours very truly,

                                          ___________________________
                                          Name:

                                    EXHIBIT B

                             OFFICER'S CERTIFICATE

            Reference is made to the Underwriting Agreement by and among Neose Technologies, Inc. (the "COMPANY") and UBS Securities LLC, on its own behalf and on behalf of the parties listed on Schedule A thereto, dated February __, 2005 (the "UNDERWRITING AGREEMENT"). Capitalized terms used herein without definition have the meanings assigned to them in the Underwriting Agreement.

            The undersigned, A. Brian Davis, Senior Vice President and Chief Financial Officer of the Company, in his capacity as an officer of the Company and not individually, pursuant to Section 6(c) of the Underwriting Agreement, does hereby certify that:

            Based on my knowledge and without any independent investigation, with respect to the financial information for the year ended December 31, 2001 included in or incorporated by reference into the Prospectus:

            (i) the balance sheet, statement of operations, statement of stockholders' equity and comprehensive loss and statement of cash flows have each been prepared in accordance with generally accepted accounting principles in effect at the time such financial statements were prepared, except as disclosed therein or in the notes thereto; and

            (ii) any other financial and statistical information and data (including summaries of any of the financial statements listed in (i) above) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements listed in (i) above and with the books and records of the Company.

            IN WITNESS WHEREOF, the undersigned has caused this Officer's Certificate to be executed on the __ day of February, 2005

By: ______________________________
    Name: A. Brian Davis
    Title: Senior Vice President and
           Chief Financial Officer

                                    EXHIBIT C

                              OFFICERS' CERTIFICATE

1.    I have reviewed the Registration Statement and the Prospectus.

2. The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3. The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4. The conditions set forth in paragraphs (h) and (i) of Section 6 of this Agreement have been met.

5. The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.